UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):     August 23, 2010

                            Amerigo Energy, Inc.
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Dr., Henderson, NV                89052
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      702-399-9777

                               Not Applicable
       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SEC873(11-06)    POTENTIAL  PERSONS  WHO ARE TO RESPOND TO THE COLLECTION OF
                 INFORMATION  CONTAINED  IN THIS FORM  ARE  NOT REQUIRED  TO
                 RESPOND  UNLESS  THE  FORM  DISPLAYS  A CURRENTLY VALID OMB
                 CONTROL NUMBER.


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT


ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

 Resignation of Directors and Officer

On August 26, 2010, S. Matthew Schultz resigned as Chief Executive Officer of the Company. Mr. Schultz's resignation was for personal reasons and is not a result of any disagreement with the Company or management. The Company will work with Mr. Schultz on arrangement for repayment of unpaid compensation.

Concurrent with Mr. Schultz's resignation, Jason Griffith, the existing CFO, agreed to take over as CEO and Chairman of the Board. Mr.Griffith was appointed Chief Executive Officer and Chairman of the Company.


SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On August 23, 2010, the board of directors issued 500,000 shares of Series A Preferred Stock of the company to settle approximately $250,000 of unpaid salary obligations to Mr. Schultz and Mr. Griffith. The board of directors had previously set the voting rights for the preferred stock at 250 to 1 related to the common shares.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMERIGO ENERGY, INC.
(Registrant)

Date:  August 26, 2010

                      By: /s/ Jason F. Griffith
		      ----------------------------
                      Jason F. Griffith
                      Its:Chief Executive Officer,
		      Chief Financial Officer and Director










                                                                         2 of 2